EXHIBIT 15







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                            RE:    Rhone-Poulenc Rorer Inc.
                                   Quarterly Report on Form 10-Q


We are aware that our report dated April 23, 1996, on our review of interim financial information of Rhone-Poulenc Rorer Inc. ("the Company"), for the period ended March 31, 1996, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of the Company on Form S-3 (Registration No. 33-58229, Registration No. 33-62052,
Registration   No.   33-36558,   Registration   No.   33-30795,
Registration No. 33-23754, Registration No. 33-15671, Registration No. 33-53378 and Registration No. 33-55694) and on Form S-8 (Registration No. 33-58998, Registration No. 33-24537 and Registration No. 33-21902). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                              /s/  COOPERS & LYBRAND L.L.P.
                              ---------------------------------
                                   COOPERS & LYBRAND L.L.P.






Philadelphia, Pennsylvania
May 10, 1996